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                                                                     Exhibit 8.1



                    [Letterhead of Mayer, Brown, Rowe & Maw LLP]

                                  July 21, 2003



M&I Dealer Auto Securitization, LLC
770 North Water Street
Milwaukee, Wisconsin 53202

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:


     We have acted as special federal tax counsel for M&I Dealer Auto Securitization, LLC, a Delaware limited liability company (the "Company"), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates"). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a common law or statutory trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee or pursuant to a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Company, the trustee and the related servicer, as applicable, or a limited liability company (each, an "LLC") to be formed pursuant to a Limited Liability Company Agreement (each an "LLC Agreement") by the Company. For each series, the Notes will be issued pursuant to an Indenture (the "Indenture") between the related Trust or LLC, as the case may be, and an indenture trustee and a Sale and Servicing Agreement (each, a "Sale and Servicing Agreement") among the related Trust or LLC, as the case may be, the Company and the related servicer, or a Pooling and Servicing Agreement, as applicable, and the Certificates will be issued pursuant to a Trust Agreement and such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.


     In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other

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M&I Dealer Auto Securitization, LLC
July 21, 2003
Page 2



instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Sale and Servicing Agreement, the form of Pooling and Servicing Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of LLC Agreement and the form of Purchase Agreement between the Company and the related seller (a "Purchase Agreement" and collectively, the "Operative Documents").

     Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as federal tax counsel with respect to an issuance of Notes and Certificates, the statements set forth in the Prospectus forming part of the Registration Statement (to the extent they relate to federal income tax consequences) under the caption "Material Federal Income Tax Consequences" and in the forms of Prospectus Supplement (to the extent they relate to federal income tax consequences) forming part of the Registration Statement under the captions "Summary of Terms Tax Status" and "Material Federal Income Tax Consequences" (in each case, as modified by the statements, if any, set forth under those same headings in the related Prospectus Supplement) accurately reflect our opinion.

     We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are "experts" within the meaning of the Securities Exchange Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                                 Very truly yours,


                                                /s/ Mayer, Brown, Rowe & Maw LLP

                                                    MAYER, BROWN, ROWE & MAW LLP

JVG/PJK